Exhibit 5.1

	ATTORNEYS AT LAW	Broomfield, CO
720 566-4000
	Five Palo Alto Square	Reston, VA
	3000 El Camino Real	703 456-8000
	Palo Alto, CA	San Diego, CA
	94306-2155	858 550-6000
	Main 650 843-5000	San Francisco, CA
	Fax 650 849-7400	415 693-2000
June 3, 2005
www.cooley.com

JOHN T. McKENNA
XenoPort, Inc.	(650) 843-5059
3410 Central Expressway	mckennajt@cooley.com
Santa Clara, CA 95051

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by XenoPort, Inc. (the “Company”) of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission covering the offering of up to 3,428,418 shares of the Company’s Common Stock, $0.001 par value, (the “Shares”) pursuant to the Company’s 1999 Stock Plan, 2005 Equity Incentive Plan (the “EIP”), 2005 Non-Employee Directors’ Stock Option Plan (the “NEDSOP”) and 2005 Employee Stock Purchase Plan (the “ESPP”, and, collectively, the “Plans”).

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as currently in effect, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp

/s/ John T. McKenna

John T. McKenna